Exhibit 99.1

FOR:	Jarden Corporation
CONTACT:	Rachel Wilson
914-967-9400
Investors: Allison Malkin
ICR, Inc.
203-682-8225
Press: Liz Cohen
Weber Shandwick
212-445-8044

FOR IMMEDIATE RELEASE

JARDEN ANNOUNCES UPSIZING AND PRICING OF COMMON STOCK OFFERING

Rye, New York – September 4, 2013 – Jarden Corporation (“Jarden” or the “Company”) (NYSE: JAH) announced today the upsizing and pricing of the previously announced underwritten public offering of 11,600,000 shares of its common stock. The size of the offering has been upsized to 15,000,000 shares of its common stock and priced at $47.00 per share. The offering is expected to close on September 10, 2013. In connection with the offering, Jarden has granted an option to the underwriters for a period of 30 days to purchase a number of shares up to 15% of the upsized offering.

After deducting underwriting discounts and commissions and other estimated offering expenses, Jarden expects to receive net proceeds of $678.7 million, or $781.4 million if the underwriters exercise in full their option to purchase additional shares. Jarden expects to use the net proceeds of the offering to fund a portion of the purchase price and related fees and expenses for the recently announced acquisition of Yankee Candle Investments LLC (“Yankee Candle”). The offering is not conditioned on the closing of the acquisition of Yankee Candle and the Company cannot assure you that such acquisition will be completed. If the acquisition of Yankee Candle is not completed, the Company intends to use the net proceeds from the offering for general corporate purposes.

Barclays Capital Inc. is acting as lead joint book-running manager, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An effective shelf registration statement relating to these securities has previously been filed with the Securities and Exchange Commission. The offering is being made only by means of a prospectus and related prospectus supplement.

Copies of the prospectus and the related preliminary prospectus supplement may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov or by contacting any of the joint book-running managers, including: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; and SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Rd. NE, Atlanta, Georgia 30326.

About Jarden Corporation

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Volkl® and Zoot®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®.

This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of the Yankee Candle acquisition on the Company’s business and financial results including sales, segment net sales, adjusted EBITDA, adjusted gross profit, accretive to earnings, adjusted EPS, overall margin profiles, adjusted gross margin, adjusted EBITDA margin and cash flows, the ability of the Company to close the Yankee Candle acquisition, the ability of the Company to raise the funds needed to close the Yankee Candle acquisition and the expected plan to fund the Yankee Candle acquisition, the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, net interest expense, income tax provision, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to successfully integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.